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                                                                   Exhibit 10.8

Supplemental Executive Retirement Plan

    THIS AGREEMENT is made and entered into this 29th day of May, 2003, by and between Northway Financial, Inc., a corporation organized and existing under the laws of the State of New Hampshire (hereinafter referred to as the "Corporation"), and William J. Woodward, an Executive of the Corporation (hereinafter referred to as the "Executive").

    WHEREAS, the Executive has been in the employ of the Corporation and its subsidiaries and is now serving the Corporation as its Chairman of the Board; and

    WHEREAS, in order to induce the Executive to continue in the employ of the Corporation and in recognition of his past service, the Board of Directors entered into a Collateral Assignment Split Dollar Agreement with the Executive on September 19, 2000; and

    WHEREAS, in light of changes in law, the Corporation and the Executive have agreed to terminate the Collateral Assignment Split Dollar Agreement and the Executive has agreed to endorse the life insurance policy thereunder to the Corporation;

    WHEREAS, it is the desire of the Corporation and the Executive to enter into this Agreement under which the Corporation will agree to make certain payments to the Executive upon the Executive's retirement or to the Executive's beneficiaries in the event of the Executive's death prior to the Executive's retirement;

    FURTHERMORE, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Corporation's financial status and has had substantial input in the design and operation of this benefit plan; and

    NOW THEREFORE, in consideration of the termination of the Collateral Assignment Split Dollar Agreement and the services the Executive has performed for the Corporation in the past, and based upon the mutual promises and covenants herein contained, the Corporation and the Executive agree as follows:

                                                                  DEFINITIONS

    AFTER-TAX COST OF FUNDS:
    After-Tax Cost of Funds means 3.75 percent multiplied by one minus the Corporation's combined marginal Federal and state corporate income tax rate for the prior Plan Year, as determined by the Board in its sole discretion.

    ANNUAL RETIREMENT CREDIT:
    The Annual Retirement Credit for the Executive for each Plan Year shall be equal to the excess (if any) of the Policy Gain for the policy year ending in the Plan Year over the Cost of Funds Expense for that Plan Year, divided by one minus the Corporation's combined marginal Federal and state corporate income tax rate for the prior Plan Year as determined by the Board in its sole discretion. The determination of the Annual Retirement Credit is made as of the end of the Plan Year. It is intended that the Annual Retirement Credit in any particular Plan Year can be negative or positive, and any negative Annual Retirement Credit for a particular Plan Year prior to the Retirement Date shall adjust the Pre-Retirement Account immediately; any negative Annual Retirement Credit for a particular Plan Year after the Retirement Date will be applied to reduce the Annual Retirement Credit for the following Plan Years.

    BOARD:
    Board means Board of Directors of the Corporation.

    COST OF FUNDS EXPENSE:

    The Cost of Funds Expense for any Plan Year shall be calculated by taking the amount of premiums paid during such Plan Year for the life insurance policy described in the definition of "Policy Gain" (or would have been paid if the policy had been purchased), plus the amount of any benefit payments during such Plan Year multiplied by the Corporation's combined marginal Federal and State Corporate income tax rate for the prior Plan Year, as determined by the Board in its sole discretion, plus the amount of all previous years' Cost of Funds Expense, and multiplying that sum by the After-Tax Cost of Funds.

    PLAN YEAR:
    Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st.

    POLICY GAIN:
    The Policy Gain for any policy year shall be the aggregate annual income from the life insurance contract described hereinafter as defined by FASB Technical Bulletin 85-4, assuming no withdrawals of cash value or any borrowing.

       Insurance Company:                The Travellers Life Insurance Co.
       Policy Number:                    C0044C0101
       Policy Name:                      Travellers Corporate Variable Life 2000
       Plan Number:                      0044C
       Insured's Age and Sex:            54, male
       Face Amount:                      $5,259,341
       Annual Premium:                   $400,000
       Number of Premium Payments:       Five
       Assumed Purchase Date:            November 1, 2000
       Assumed Premium Payment Date:     Anniversary Date

    If such contract of life insurance is actually purchased by the Corporation, and operated in conformance with the assumptions set forth above, then the actual policy as of the date it was actually purchased shall be used in calculations under this Agreement. If such contract of life insurance is not purchased or is subsequently surrendered or lapsed, or otherwise operated inconsistent with the assumptions set forth above, then the Corporation shall receive annual policy illustrations that assume the above-described policy was purchased or had not subsequently surrendered or lapsed or operated in a manner inconsistent with the assumptions set forth above, and that assume 5.5% annual crediting rate on the policy, net of all expenses but prior to cost of insurance charges. Said illustration shall be received from the insurance company and will indicate the increase in policy values for purposes of calculating the amount of the Policy Gain.

    In either case, reference to the life insurance contract is merely for purposes of calculating a benefit. The Corporation has no obligation to purchase such life insurance and, if purchased, the Executive and the Executive's beneficiaries shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured creditor of the Corporation.

    PRE-RETIREMENT ACCOUNT:
    A Pre-Retirement Account shall be established as a liability reserve account on the books of the Corporation for the benefit of the Executive. Prior to the Executive's Retirement Date, such liability reserve account shall be adjusted each Plan Year, until the aforestated event occurs, by the Annual Retirement Credit.

    RETIREMENT DATE:
    Retirement Date shall mean the first day of the calendar month following the month in which the Executive terminates employment with the Corporation.

                              RETIREMENT BENEFITS

    RETIREMENT BENEFITS:
    Upon the Executive's termination of employment with the Corporation for reasons other than death or for Cause, he shall be entitled to receive the balance in the Pre-Retirement Account as of his Retirement Date commencing thirty (30) days following his Retirement Date in equal annual installments over ten (10) years. If the Executive should die before receipt of the ten
    (10) annual installments, the balance shall be paid to his designated beneficiary in a lump sum. Additionally, for each Plan Year commencing after the Retirement Date and until the Executive's death, the Corporation shall pay the Executive an annual payment equal to the Annual Retirement Credit for the prior Plan Year, provided however, that no payment shall be made if the Annual Retirement Credit is negative. Such payment, if any, shall be made as soon as practicable after the Annual Retirement Credit has been determined.

    DEATH:
    Should the Executive die while employed by the Corporation, the Employer shall provide a death benefit of $2,000,000 payable in a lump sum to the individual or individuals the Executive may have designated in writing and filed with the Corporation. In the absence of any effective beneficiary designation, the unpaid balance shall be paid as set forth herein to the duly qualified executor or administrator of the Executive's estate. Said payment due hereunder shall be made the first day of the second month following the decease of the Executive.

    TERMINATION FOR CAUSE:
    Should the Executive be terminated for Cause at any time, all benefits under this Agreement shall be forfeited. The term "for Cause" shall mean a finding by the Board that the Executive (i) acted dishonestly or engaged in willful misconduct in the performance of his duties for the Corporation;
    (ii) breached a fiduciary duty to the Corporation for personal profit to himself; or (iii) willfully violated any law, rule or regulation (other than traffic violations or similar offenses) or any final cease and desist order.

    DEATH BENEFIT:
    Except as set forth above, there is no death benefit provided under this Agreement.

                           RESTRICTIONS UPON FUNDING

    The Corporation shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his beneficiaries, or any successor in interest shall be and remain simply a general creditor of the Corporation in the same manner as any other creditor having a general claim for matured and unpaid compensation.

    The Corporation reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Corporation elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds or otherwise, the Corporation reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Corporation.

    If the Corporation elects to invest in a life insurance policy upon the life of the Executive, then the Executive shall assist the Corporation by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance.

                                 MISCELLANEOUS

    ALIENABILITY AND ASSIGNMENT PROHIBITION:
    Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary(ies) under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Corporation's liabilities shall forthwith cease and terminate.

    BINDING OBLIGATION OF THE CORPORATION AND ANY SUCCESSOR IN INTEREST:
    This Agreement shall be binding upon the Corporation and any successor in interest.

    AMENDMENT OR REVOCATION:
    It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Corporation.

    EFFECT ON OTHER CORPORATION BENEFIT PLANS:
    Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Corporation's existing or future compensation structure.

    HEADINGS:
    Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

    APPLICABLE LAW:
    The validity and interpretation of this Agreement shall be governed by the laws of the State of New Hampshire.

    PARTIAL INVALIDITY:
    If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

    EMPLOYMENT:
    No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Corporation and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever the Executive's employment at any time.

    ADMINISTRATION:
    This Agreement shall be administered by the Board who shall have the right to interpret the terms and provisions hereof in its sole discretion.

                                CLAIMS PROCEDURE

    IF THE EXECUTIVE, BENEFICIARY OR THEIR AUTHORIZED REPRESENTATIVE (HEREINAFTER THE "CLAIMANT") ASSERTS A RIGHT TO A BENEFIT UNDER THIS AGREEMENT (OTHER THAN A DISABILITY BENEFIT) WHICH HAS NOT BEEN RECEIVED, THE CLAIMANT MUST FILE A CLAIM FOR SUCH BENEFIT WITH THE BOARD ON FORMS PROVIDED BY THE BOARD. THE BOARD SHALL RENDER ITS DECISION ON THE CLAIM WITHIN 90 DAYS AFTER ITS RECEIPT OF THE CLAIM.

    If special circumstances apply, the 90-day period may be extended by an additional 90 days, provided that written notice of the extension is provided to the Claimant during the initial 90-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Board expects to render its decision on the claim.

    IF THE BOARD WHOLLY OR PARTIALLY DENIES THE CLAIM, THE BOARD SHALL PROVIDE WRITTEN NOTICE TO THE CLAIMANT WITHIN THE TIME LIMITATIONS OF THE IMMEDIATELY PRECEDING PARAGRAPH. SUCH NOTICE SHALL SET FORTH:

    the specific reasons for the denial of the claim;

    specific reference to pertinent provisions of the Agreement on which the denial is based;

    a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

    a description of the Agreement's claims review procedures, and the time limitations applicable to such procedures; and

    a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA if the claim denial is appealed to the Board and the Board fully or partially denies the claim.

    A CLAIMANT WHOSE APPLICATION FOR BENEFITS IS DENIED MAY REQUEST A FULL AND FAIR REVIEW OF THE DECISION DENYING THE CLAIM BY FILING, IN ACCORDANCE WITH SUCH PROCEDURES AS THE BOARD MAY ESTABLISH, A WRITTEN APPEAL WHICH SETS FORTH THE DOCUMENTS, RECORDS AND OTHER INFORMATION RELATING TO THE CLAIM WITHIN 60 DAYS AFTER RECEIPT OF THE NOTICE OF THE DENIAL FROM THE BOARD. IN CONNECTION WITH SUCH APPEAL AND UPON REQUEST BY THE CLAIMANT, A CLAIMANT MAY REVIEW (OR RECEIVE FREE COPIES OF) ALL DOCUMENTS, RECORDS OR OTHER INFORMATION RELEVANT TO THE CLAIMANT'S CLAIM FOR BENEFIT, ALL IN ACCORDANCE WITH SUCH PROCEDURES AS THE BOARD MAY ESTABLISH. IF A CLAIMANT FAILS TO FILE AN APPEAL WITHIN SUCH 60-DAY PERIOD, HE SHALL HAVE NO FURTHER RIGHT TO APPEAL.

    A DECISION ON THE APPEAL BY THE BOARD SHALL INCLUDE A REVIEW BY THE BOARD THAT TAKES INTO ACCOUNT ALL COMMENTS, DOCUMENTS, RECORDS AND OTHER INFORMATION SUBMITTED BY THE CLAIMANT RELATING TO THE CLAIM, WITHOUT REGARD TO WHETHER SUCH INFORMATION WAS SUBMITTED OR CONSIDERED IN THE INITIAL CLAIM DETERMINATION. THE BOARD SHALL RENDER ITS DECISION ON THE APPEAL NOT LATER THAN 60 DAYS AFTER THE RECEIPT BY THE BOARD OF THE APPEAL. IF SPECIAL CIRCUMSTANCES APPLY, THE 60-DAY PERIOD MAY BE EXTENDED BY AN ADDITIONAL 60 DAYS, PROVIDED THAT WRITTEN NOTICE OF THE EXTENSION IS PROVIDED TO THE CLAIMANT DURING THE INITIAL 60-DAY PERIOD AND SUCH NOTICE INDICATES THE SPECIAL CIRCUMSTANCES REQUIRING AN EXTENSION OF TIME AND THE DATE BY WHICH THE BOARD EXPECTS TO RENDER ITS DECISION ON THE CLAIM ON APPEAL.

    If the Board wholly or partly denies the claim on appeal, the Board shall provide written notice to the Claimant within the time limitations of the immediately preceding paragraph. Such notice shall set forth:

    the specific reasons for the denial of the claim;

    specific reference to pertinent provisions of the Agreement on which the denial is based;

    a statement of the Claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

    a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.

    The foregoing claims procedures described in this Section V shall be administered in accordance with Section 503 of ERISA and guidance issued thereunder. Any written notice required to be given to the Claimant may, at the option of the Board and in accordance with guidance issued under
    Section 503 of ERISA, be provided electronically.

    IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove and that, upon execution, each has received a conforming copy.

                                     NORTHWAY FINANCIAL, INC.


/s/ Ronald Cormier                   By: /s/ Stephen G. Boucher
---------------------------          -------------------------------------------
Witness                              Title:  Chairman, Human Resources,
                                             Compensation and Nominating
                                             Committee, Northway Financial, Inc.


/s/ J. N. Rozek                      /s/ William J. Woodward
---------------------------          -------------------------------------------
Witness                                  William J. Woodward